UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 4, 2014, ValueVision Media, Inc. (the “Company”) issued a press release in which it responded to the announcement from Clinton Group and its associates (the “Clinton Group”) that the Clinton Group no longer advocates the proposals it had previously put forth and will not take part in the March 14, 2014 special meeting of shareholders called solely in response to the Clinton Group’s request for a special meeting to consider those proposals.  Accordingly, the Company announced that it has determined to cancel the March 14 special meeting.   A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release, dated February 4, 2014

Important Information

This filing and its exhibit may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders.  The Company will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and a WHITE proxy card in connection with any such shareholder meeting.  The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with any such shareholder meeting.  Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at any such meeting will be included in the proxy statement filed by the Company with the SEC in connection with any such meeting.  In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC.  Any proxy statement, any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY ANY SUCH PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 4, 2014	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release, dated February 4, 2014